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                                                                    EXHIBIT 23.1




                          CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 (File No. 333-________) of our reports dated February 12, 1999, relating to the consolidated financial statements and financial statement schedule which appear in Southwest Bancorporation of Texas, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1998. We also consent to the reference to our firm under the heading "Experts" in such Registration Statement.


                                       PricewaterhouseCoopers LLP


Houston, Texas
June 14, 1999